                                                                  EXECUTION COPY
                                                                  --------------

                                                                    Exhibit 10.4


                            SHAREHOLDERS' AGREEMENT

    AGREEMENT, made as of the 30/th/ day of March, 2000, by and among MIND C.T.I. Ltd., an Israeli corporation (the "Company"), those persons identified on the signature page hereof who own beneficially, and those persons who are employees of the Company who hereafter acquires, Ordinary Shares (as defined herein) and become parties to this Agreement (collectively, the "Non-Investor Shareholders"), and the Investors listed on the signature pages hereto as an investor shareholder, (each individually an "Investor" and collectively, the "Investors" and, together with the Non-Investor Shareholders, the "Shareholders").

    WHEREAS, the Investors are acquiring an aggregate of 111,111 Series A Convertible Preferred Shares ,par value NIS 0.01 per share, of the Company (the "Series A Preferred Shares") and an aggregate of 27,778 Series B Convertible Preferred Shares, par value NIS 0.01 per share, of the Company (the "Series B Preferred Shares"), pursuant to the terms of a Share Purchase Agreement dated as of the date hereof among the Company, the Investors and the parties thereto (as defined therein) (the "Purchase Agreement");

    WHEREAS, the Non-Investor Shareholders own an aggregate of 716,822 Voting Ordinary Shares, par value NIS 0.01 per share (the "Voting Ordinary Shares"); and

    WHEREAS, it is a condition to the obligations of the parties under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

    NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

    1.   Definition of Shares.  As used in this Agreement, "Shares" shall mean
         --------------------
and include all Voting Ordinary Shares, Non-Voting Ordinary Shares, par value NIS 0.01 per share (the "Non-Voting Ordinary Shares") and together with the Voting Ordinary Shares, the "Ordinary Shares") the Series A Preferred Shares, the Series B Preferred Shares and other equity securities of the Company now owned or hereafter acquired by a Shareholder including, without limitation, shares of Common Stock issued upon exercise of options now owned or hereafter acquired.

    2.   Prohibited Transfers and Other Matters.
         --------------------------------------

         (a) No Non-Investor Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his, her or its Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) a Non-Investor Shareholder may transfer without the necessity of prior approval all or any of his or her Shares by way of gift to his or her spouse, to any of his or her lineal descendants or ancestors, to any trust for the benefit of any one or more of such

Non-Investor Shareholders, or to his or her spouse or his or her lineal descendants or ancestors, or to any entity in which the Non-Investor Shareholder retains voting control, provided that the Non-Investor Shareholder also retains control over the disposition of any such Shares, (ii) a Non-Investor Shareholder may transfer all or any of his or her Shares by will or the laws of descent and distribution, and (iii) Lior Salansky may transfer Ordinary Shares held by him to one or more of the Investors or Yaron Amir, (iv) ADC Teledata Communications Ltd. ("ADC") may transfer any of its Shares to an affiliate of ADC and (v) Oscar Gruss & Son Incorporated may transfer its Shares to certain individuals and entities, all of which are accredited investors; provided that any such
                                                 -------- ----
transferee under clause (i), (ii), (iii), (iv) and (v) of this Section 2(e) (referred to herein as "Permitted Transferees") shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder transferring such Shares.

        (b) No Investor shall sell, assign or transfer any Shares owned by it to Portal Software, Inc. or Amdocs Ltd. without the prior consent of the Company.

    3.  Right of First Refusal on Dispositions.
        --------------------------------------

        (a) If at any time a Non-Investor Shareholder (a "Selling Non-Investor Shareholder") desires to sell or otherwise transfer all or any part of his or her Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Non-Investor Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the other Shareholders (the "Participating Shareholders") to sell such Shares (the "Offered Shares") to the Participating Shareholders on the terms and conditions, including price, that the Selling Non-Investor Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Non-Investor Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Participating Shareholders may acquire in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii) if all such Offered Shares are not purchased by the Participating Shareholders, the Participating Shareholders who have not purchased any such Offered Shares pursuant to this Section 3 may exercise their rights provided pursuant to Section 4 hereof.

        (b) Each Participating Shareholder shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares which any such Participating Shareholder owns and the denominator of which shall be the aggregate number of Shares owned by the Participating Shareholders who elect to purchase the Offered Shares . The amount of such Offered Shares that each Participating Shareholder is entitled to purchase under this Section 3 shall be referred to as its "Pro Rata Fraction."

        (c) The Participating Shareholders shall have a right of oversubscription such that if any party fails to accept the Offer as to his or its full Pro Rata Fraction, the remaining Participating Shareholders shall, among them, have the right to purchase up to the balance of the remaining Offered Shares not so purchased. The Participating Shareholders may exercise such right of oversubscription by accepting the Offer for the remaining Offered Shares as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Participating Shareholders shall be cut back with respect to over- subscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

         (d) Those Participating Shareholders who desire to purchase all or any part of the Offered Shares shall communicate in writing their election to purchase to the Selling Non-Investor Shareholder, which communication shall state the number of remaining Offered Shares such parties desire to purchase and shall be provided to the Selling Non-Investor Shareholder within 10 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Participating Shareholders to purchase more than their Pro Rata Fraction). Sales of such Offered Shares to be sold to the Participating Shareholders pursuant to this Section 3 shall be made at the offices of the Company within 60 days following the date the Offer was made.

         (e) If the Participating Shareholders do not purchase all of the Offered Shares, all, but not fewer than all, of the Offered Shares may be sold by the Selling Non-Investor Shareholder at any time within 60 days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Offered Shares are not sold within such 60-day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 3, and may not be transferred except in compliance with the provisions of this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

         (f) If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

     4.  Right of Participation in Sales.
         -------------------------------

         (a) If at any time any Non-Investor Shareholder, other than ADC, desires to sell all or any part of the Shares owned by him, her or it to any third party and those Shares to be transferred have not been purchased by the Investors under Section 3, each Investor, ADC, Monica Eisinger and Lior Salansky (collectively, for the purposes of this Agreement, the "Principal Shareholders") shall have the right to sell to the third party, as a condition to such sale by the Selling Non-Investor Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Non-Investor Shareholder, a pro rata portion of
               --- ----
the amount of Shares proposed to be sold to the third party. The "pro rata
                                                                  --- ----
portion" of Shares which any Principal Shareholder shall be entitled to sell to the third party shall be that number of Shares as shall equal the number of Shares proposed to be sold to the third party multiplied by a fraction, the numerator of which is the aggregate of all Ordinary Shares which the Principal Shareholder wishing to participate in the sale then holds or has the right to acquire upon conversion of the Series A Preferred Shares or the Series B Preferred Shares then held by such Principal Shareholder, and the denominator of which is the aggregate of all Ordinary Shares which are held by, or issuable to, upon conversion of the Series A Preferred Shares or the Series B Preferred Shares held by, all Principal Shareholders wishing to participate in any sale under this Section 4, including the Selling Non-Investor Shareholder; provided, however that until October 6, 2001, the number of Shares that Monica Eisinger and Lior Salansky shall be entitled to sell to such third party shall be subject to reduction by the same amount of the increase in the number of Shares that ADC may sell to such third party such that upon any such sale, ADC shall have the right, but not the obligation, to sell twice the proportional amount being sold by Monica Eisinger and Lior Salansky (by way of example, if Monica Eisinger and Lior Salansky are entitled to sell up to 10% of their Shares, ADC will be permitted to sell up to 20% of the Shares held by it); provided, further, that in no event shall the pro rata portion of Shares of any Principal Shareholder, other than of Monica Eisinger and Lior Salansky, be subject to any such reduction.

         (b) If the Selling Non-Investor Shareholder wishes to make a sale to a third party which is subject to this Section 4, the Selling Non-Investor Shareholder shall, after complying with the provisions of Section 3, give to each Principal Shareholder notice of such proposed sale, and stating that all Shares were not purchased pursuant to the Offer as discussed in Section 3. Such notice shall be given at least 20 days prior to the date of the proposed sale to the third party. Each Principal Shareholder wishing to so participate in any sale under this Section 4 shall notify the Selling Non-Investor Shareholder in writing of such intention within 15 days after such Investor's receipt of the notice described in the preceding sentence.

         (c) The Selling Non-Investor Shareholder and each participating Principal Shareholder shall sell to the third party all, or at the option of the third party, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the third party than those in the notice provided by the Selling Non-Investor Shareholder under subparagraph (b) above; provided, however, that any purchase
                                          --------  -------
of less than all of such Shares by the third party shall be made from the Selling Non-Investor Shareholder and each participating Principal Shareholder pro rata based upon the relative number of the Shares that the Selling Non-
--- ----
Investor Shareholder and each participating Principal Shareholder is otherwise entitled to sell pursuant to Section 4(a).

         (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement, with the exception of this Section 4.

    5.   Right of Purchase.
         -----------------

         (a) The Company hereby grants to the Investors and ADC so long as such Investor or ADC shall own any Shares, of record or beneficially, the right to purchase all or part of such Investor's or ADC's pro rata share of New Securities (as defined below) which the Company, from time to time, proposes to sell and issue. Such Investor's or ADC's pro rata share, for purposes of this purchase right, is the ratio of the number of Ordinary Shares which such Investor or ADC owns or has the right to acquire from the Company upon conversion of the Series A Preferred Shares and the Series B Preferred Shares to the total number of Ordinary Shares then owned by all Investors and ADC and all Ordinary Shares issuable to Investors upon the conversion of the Series A Preferred Shares or Series B Preferred Shares held by all Investors. Each Investor and ADC shall have a right of over-allotment pursuant to this Section 5 such that to the extent any Investor or ADC does not exercise his or its purchase right in full hereunder, such additional shares of New Securities which such Investor or ADC did not purchase may be purchased by the other Investors or ADC, if applicable.

         (b) For purposes of this Agreement, "New Securities" shall mean any share capital of the Company whether now authorized or not, and rights, options or warrants to purchase share capital, and securities of any type whatsoever that are, or may become convertible into or exchangeable for share capital, issued on or after the date hereof; provided that the term "New Securities" does
                                    --------
not include (i) Ordinary Shares issued as a stock dividend to holders of Ordinary Shares or upon any stock split, subdivision or combination of Ordinary Shares, (ii) Series A Preferred Shares or Series B Preferred Shares issued as a dividend to holders of Series A Preferred Shares or Series B Preferred Shares or upon any stock split, subdivision or combination of Series A Preferred Shares tock or Series B Preferred Shares, (iii) options or warrants (or Ordinary Shares issuable upon exercise thereof) issued pursuant to the Company's Employee Share Option Plan in accordance with the terms of the Purchase Agreement, (iv) share capital, options or warrants to purchase share capital issued in connection with any acquisition approved by the Board of Directors of the Company, (v) any options, warrants or share capital approved by the Board of Directors for issuance in connection with senior financing extended to the Corporation and
(vi) share capital issued pursuant to a registration statement filed under the Securities Act of 1933, as amended.

         (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investors and ADC written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. The Investors and ADC shall have 20 business days from the date of receipt of any such notice to agree to purchase up to each Investor's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 5(a) hereof) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (d) In the event any Investor or ADC fails to exercise in full his or its purchase right under this Section 5 (after giving effect to the over-allotment provision of Section 5(a) hereof), the Company shall have 120 days thereafter to sell the New Securities with respect to which such purchase right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 120 day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Investors in the manner provided above.

         (e) The rights granted to the Investors and ADC under this Section 5 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering (as defined in Section 10 hereof).

     6.  Election of Directors.
         ---------------------

         (a) At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of five directors, designated in the manner designated below (subject to adjustment in accordance with the provisions of this Section 6):

               (i) one (1) director shall be designated by a majority of the Shares held by Monica Eisinger, which designee shall initially be Monica Eisinger;

               (ii) one (1) director shall be designated by a majority of the Shares held by Lior Salanksy, which designee shall initially be Lior Salanksy;

               (iii) one (1) director shall be designated by ADC, which designee shall initially be Ilan Rosen;

               (iv) one (1) director shall be designated by Summit Ventures V, L.P., which designee shall initially be Kevin Mohan;

               (v) one (1) director shall be an individual who is not an employee, director, consultant or an affiliate of the Company or any of its shareholders to be designated by (A) Monica Eisinger, for so long as she is chief executive officer of the Company, subject to the reasonable approval of each of the other directors, or (B) if Monica Eisinger is not the chief executive officer of the Company, by unanimous approval of the remaining directors; and

               (vi)  any director designated pursuant to Sections 6(i), (ii),
(iii) and (iv) shall not be subject to removal without the consent of the party or parties appointing such director(s) and upon any removal of such director (including due to the death or disability of such director), the director shall be replaced by the party or parties electing the removed director.

         (b) In addition to the persons designated as set forth in Section 6(a) above Summit Ventures V, L.P. shall be entitled to designate two (2) representatives, ADC shall be entitled to designate one (1) representative, and Lior Salansky shall be entitled to designate one (1) representative, who shall be entitled to attend and observe all meetings of the Company's Board of Directors and shall be entitled to receive all notices and information furnished by the Company to its Directors and copies of the minutes of all meetings, but who shall not have voting rights.

         (c) The Company shall reimburse all reasonable direct costs and expenses incurred by directors and the representatives entitled to attend the meetings of the Company's Board of Directors pursuant to Section 6(b) above in attending meetings of the Board of Directors of the Company.

     7.  Board Committees.   The Shareholders shall take all actions, including
         ----------------
without limitation, the voting of all their Shares, to cause the provisions of this Section 7 to be satisfied.

         (a) Compensation Committee.  There shall be established at all times
             ----------------------
during the term of this Agreement a Compensation Committee of the Board of Directors (the "Compensation Committee") which shall be comprised of four directors as follows: one of whom shall be the director designated under
Section 6(a)(i); one of whom shall be the director designated under Section 6(a)(ii); one of whom shall be the director designated under Section 6(a)(iii) and one of whom shall be the director designated under Section 6(a)(iv). The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, and benefits) and provide recommendations to the Board of Directors with respect to the equity participation of all senior employees and consultants of the Company consistent with compensation of companies similar to the Company; provided that no member of the Compensation Committee may vote on his or her own compensation. The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee (which majority shall include the consent of the director designated as under Section 6(a)(iv)) will control the Committee's actions.

         (b) Audit Committee.  There shall be established at all times during
             ---------------
the term of this Agreement an Audit Committee of the Board of Directors (the "Audit Committee") which shall be comprised of three directors as follows: one of whom shall be one of the directors designated under Section 6(a)(i); one of whom shall be the director designated under Section 6(a)(iii); and one of whom shall be the director designated under Section 6(a)(iv). The Audit Committee shall, among other things, select, from time to time, the Company's auditors and monitor review of the audit process.

     8.  Insurance.  The Company shall at all times uses its best efforts to
         ---------
maintain for the benefit of its officers and directors liability insurance in scope and amount, and from an insurer, reasonably acceptable to the Investors.

     9.  Term and Effect.  This Agreement shall terminate on the earlier to
         ---------------
occur of (a) immediately prior to consummation of a Qualified Public Offering (as defined below), (b) such date as all Shares owned by the Investors and their transferees have been repurchased or redeemed by the Company, or (c) the tenth anniversary of the date of this Agreement; provided, however that the provisions of Section 4 hereof shall survive upon the consummation of a Qualified Public Offering, for any sale of securities resulting in proceeds in excess of $1,000,000 in any calendar year undertaken by a Non-Investor Shareholder (other than ADC) for liquidity purposes and; provided, further that upon redemption of the Series A Preferred Shares and the Series B Preferred Shares, the provisions of this Agreement shall continue for the benefit of the parties holding Ordinary Shares. A "Qualified Public Offering" means an underwritten public offering by the Company of its equity securities pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), in which the aggregate proceeds to the Company equal at least $30,000,000. The parties hereby agree to amend the provisions of Section 6 to conform to the laws of Israel upon consummation of an initial underwritten public offering by the Company of its equity securities pursuant to a registration statement filed and declared effective under the Act which is not a Qualified Public Offering.

    10.  Failure to Deliver Shares.  If any Shareholder becomes obligated to
         -------------------------
sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholder may, at its option, in addition to all other remedies it may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

    11.  Specific Enforcement.  Each Shareholder expressly agrees that the other
         --------------------
Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

    12.  Legend.  Each certificate evidencing any of the Shares now owned or
         ------
hereafter acquired by the Shareholders shall bear in addition to any other legends required by other agreements or by law a legend substantially as follows:

    "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of March 30, 2000. A copy of said Agreement is on file with the Secretary of the Corporation."

    13.  Notices.  Notices given hereunder shall be deemed to have been duly
         -------
given (i) on the date of personal delivery, (ii) one day after deposit with federal express or other overnight courier, or (iii) on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on Schedule I hereto or such
                                                  ----------
other address as the addressee may subsequently notify the other parties of in writing.

    14.  Entire Agreement and Amendments.  This Agreement constitutes the entire
         -------------------------------
agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided,
                                                                       --------
however, that Investors owning at least a majority of the Shares owned by all
-------
Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Shareholders; provided that any such action that adversely effects the Non-Investor Shareholders must similarly affect the rights of the Investors and; provided, further, that any such amendment or waiver which adversely affects the rights of ADC hereunder shall require the consent or approval of ADC. Each of the Shareholders represents that he, she or it is not a party to any other agreement which would prevent him, her or it from performing his, her or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

    15.  Governing Law; Successors and Assigns.  This Agreement shall be
         -------------------------------------
governed by the internal laws of the State of Israel without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties, provided that no Non-Investor Shareholder shall be permitted to assign its rights to designate a director under Section 6 hereof.

    16.  Severability.  If any provision of this Agreement shall be held to be
         ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

    17.  Captions.  Captions are for convenience only and are not deemed to be
         --------
part of this Agreement.

    18.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    19.  Termination.  The Company, ADC, Monica Eisinger, Lior Salansky, and
         -----------
Mind Israel Ltd. hereby terminate that certain Investment Agreement dated August 15, 1997 (the "Investment Agreement") and the Letter Agreement dated as October 6, 1999 between the Company, Monica Eisinger and ADC (the "Letter Agreement") as the terms contained therein are replaced in their entirety by the rights granted hereunder. Upon execution of this Agreement, ADC shall have no further rights under the Investment Agreement and the Letter Agreement.
                                     * * *

                            SHAREHOLDERS' AGREEMENT

                          Counterpart Signature Page
                          --------------------------

    IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                        COMPANY:

                                        MIND C.T.I. LTD.


                                            /s/ Monica Eisinger
                                        By: ______________________________
                                            Name: Monica Eisinger
                                            Title: President


                                        NON-INVESTOR SHAREHOLDERS:



                                        /s/ Monica Eisinger
                                        _________________________________
                                        Monica Eisinger


                                        /s/ Lior Salansky
                                        _________________________________
                                        Lior Salansky


                                        ADC TELEDATA COMMUNICATIONS LTD.


                                            /s/ Ilan Melamed
                                        By: ______________________________
                                            Name: Ilan Melamed
                                            Title: Chief Executive Officer

                                        /s/ Zeev Braude
                                        _________________________________
                                        Zeev Braude

                                        MIND ISRAEL LTD.


                                            /s/ Monica Eisinger
                                        By: ______________________________
                                            Name:
                                            Title:


                                         /s/ Avshalom Radzinsky
                                         _________________________________
                                         Avshalom Radzinsky


                                         /s/ Rafael Newman
                                         _________________________________
                                         Rafael Newman


                                         /s/ Izik Ben Zaken
                                         _________________________________
                                         Izik Ben Zaken


                                         /s/ Idit Maor
                                         _________________________________
                                         Idit Maor


                                         /s/ Shai Wesberg
                                         _________________________________
                                         Shai Wesberg



                                         INVESTORS:

                                        SUMMIT VENTURES V, L.P.

                                        By:  Summit Partners V, L.P.,
                                             its General Partner

                                        By:  Summit Partners, LLC,
                                             its General Partner

                                            /s/ Kevin Mohan
                                        By: ________________________________
                                            Member

                                        SUMMIT V COMPANION FUND, L.P.

                                        By:  Summit Partners V, L.P.,
                                        its General Partner

                                        By:  Summit Partners, LLC,
                                        its General Partner

                                            /s/ Kevin Mohan
                                        By: _________________________________
                                            Member

                            SHAREHOLDERS' AGREEMENT

                          Counterpart Signature Page
                          --------------------------

     IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                           Summit V Advisors Fund, L.P.

                                           By: Summit Partners, LLC
                                           its General Partner

                                               /s/ Kevin Mohan
                                           By: ___________________________
                                               Member

                                           Summit V Advisors Fund (QP), L..P.

                                           By: Summit Partners, LLC,
                                           its General Partner

                                               /s/ Kevin Mohan
                                           By: ___________________________
                                               Member


                                           Summit Investors III, L.P.

                                               /s/ Kevin Mohan
                                           By: ___________________________
                                               General Partner

                                           OSCAR GRUSS & SON INCORPORATED


                                               /s/ Michael Shaoul
                                           By: _________________________________
                                               Name: Michael Shaoul
                                               Title: Executive Vice President

                                  SCHEDULE 1
                                  ----------

Company
-------

MIND C.T.I. Ltd.
POB 144
Yokne'am 20692, Israel
Attention: President

Non-Investor Shareholders
-------------------------

Monica Eisinger

_____________________

_____________________

Lior Salansky
19 Snir Street
Yokne-am Elit 20692, Israel

ADC Teledata Communications Ltd.
c/o ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, MN 55343
Attention: General Counsel

Zeev Braud
_____________________
_____________________

MIND Israel Ltd.
_____________________
_____________________

Avshalom Radzinsky
_____________________
_____________________

Rafael Newman
_____________________
_____________________

Izik Ben Zaken
_____________________
_____________________

Idit Maor
_____________________
_____________________

Shai Weisberg
_____________________
_____________________

Investors
---------

Summit Ventures V, L.P.
Summit V Companion Fund, L.P.
Summit V Advisors Fund, L.P.
Summit V Advisors Fund (QP), L.P.
Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn: Kevin Mohan

Oscar Gruss & Son Incorporated
30 Kalisher Street
Tel Aviv, Israel 65257
Attention: Jed Arkin